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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
PictureTel Corporation:

     We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-4 of our report, which includes an explanatory paragraph regarding the restatement of the financial statements for the year ended December 31, 1996, dated February 25, 1998, on our audits of the consolidated financial statements of PictureTel Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 14(a) of PictureTel Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ PricewaterhouseCoopers LLP

                                                    PricewaterhouseCoopers LLP

Boston, Massachusetts
September 21, 1998